Exhibit 4.1

EXECUTION VERSION

AMENDMENT NO. 2

AMENDMENT NO. 2 TO THE CREDIT AGREEMENT, dated as of June 20, 2016 (this “Amendment”), among THE SHERWIN-WILLIAMS COMPANY, an Ohio corporation (the “Company”), the Lenders party hereto, CITICORP USA, INC. (“CUSA”), as Administrative Agent, and CUSA, as Issuing Bank (in such capacity, the “Issuing Bank”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement referred to below.

PRELIMINARY STATEMENTS:

(1) The Company, the Administrative Agent, the Lenders from time to time party thereto and the Issuing Bank are parties to that certain Credit Agreement, dated as of May 9, 2016 (as amended by Amendment No. 1 to the Credit Agreement, dated as of May 12, 2016, the “Credit Agreement”).

(2) The Company has requested, and the Administrative Agent and the Lenders have agreed, on the terms and conditions set forth herein, to amend the Credit Agreement as specified herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendments to Credit Agreement. Upon, and subject to, the satisfaction or waiver in accordance with Section 9.02 of the Credit Agreement of the conditions precedent set forth in Section 2 below, the Credit Agreement is hereby amended as follows:

(a) The following new definition is included in Section 1.01 of the Credit Agreement in the proper alphabetical order as follows:

““Amendment No. 2 Effective Date” means June 20, 2016.”

(b) The following definition in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Commitment” means, with respect to each Lender, the commitment of such Lender to acquire participations in the Letter of Credit and to make Loans, as such commitment may be (a) reduced from time to time pursuant to Section 2.07, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04 or (c) reduced or increased from time to time pursuant to an amendment hereto. The amount of each Lender’s Commitment on the Amendment No. 2 Effective Date is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable.”

(c) Schedule 2.01 of the Credit Agreement is hereby amended and restated in its entirety as set forth in Schedule 2.01 attached hereto.

THE SHERWIN-WILLIAMS COMPANY

Amendment No. 2 to Credit Agreement

SECTION 2. Conditions of Effectiveness. Section 1 of this Amendment shall become effective on the date (the “Amendment No. 2 Effective Date”) on which:

(a) the Administrative Agent shall have received a counterpart signature page of this Amendment duly executed by (i) the Company, (ii) the Administrative Agent, (iii) the Lenders, and (iv) the Issuing Bank or, as to any of the foregoing parties, written evidence reasonably satisfactory to the Administrative Agent that such party has executed this Amendment;

(b) the Administrative Agent shall have received one or more counterparts of the Fee Letter Amendment No. 2, dated as of June 20, 2016 (the “Fee Letter Amendment No. 2”), duly executed by the Company and Citicorp USA, Inc..

SECTION 3. Effect of this Amendment, Etc.

(a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Issuing Bank, the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

(b) Nothing herein shall be deemed to entitle the Company to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

(c) After the Amendment No. 2 Effective Date, each reference in any Loan Document to the Credit Agreement, to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as modified hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 4. Representations and Warranties. The Company represents and warrants to the Administrative Agent and the Lenders that, on and as of the date hereof and on and as of the Amendment No. 2 Effective Date:

(a) (i) The execution, delivery and performance by the Company of this Amendment and the transactions contemplated hereby have been duly authorized by all necessary corporate action, and (ii) this Amendment has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors’ rights generally and subject to general principals of equity, regardless of whether considered in a proceeding in equity or at law.

THE SHERWIN-WILLIAMS COMPANY

Amendment No. 2 to Credit Agreement

(b) The representations and warranties of the Company contained in the Credit Agreement and any other Loan Document are true and correct in all material respects; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date.

(c) Both before and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

SECTION 5. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery by telecopier or other form of electronic communication of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.

SECTION 6. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 7. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 8. Jurisdiction; Consent to Service of Process.

(a) The Company hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amendment, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Amendment shall affect any right that the Administrative Agent or any Lender or the Issuing Bank may otherwise have to bring any action or proceeding relating to this Amendment against the Company or its properties in the courts of any jurisdiction.

THE SHERWIN-WILLIAMS COMPANY

Amendment No. 2 to Credit Agreement

(b) The Company hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Amendment in any court referred to in subsection (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

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THE SHERWIN-WILLIAMS COMPANY

Amendment No. 2 to Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE SHERWIN-WILLIAMS COMPANY

By:	/s/ Jeffrey J. Miklich
	Name:	Jeffrey J. Miklich
	Title:	Vice President and Treasurer

THE SHERWIN-WILLIAMS COMPANY

Amendment No. 2 to Credit Agreement

CITICORP USA, INC., as Administrative Agent and as Issuing Bank

By:	/s/ David Jaffe
	Name:	David Jaffe
	Title:	Vice President

THE SHERWIN-WILLIAMS COMPANY

Amendment No. 2 to Credit Agreement

CITIBANK, N.A.,
as Lender

By:	/s/ John Chun
	Name:	John Chun
	Title:	Vice President

THE SHERWIN-WILLIAMS COMPANY

Amendment No. 2 to Credit Agreement

Schedule 2.01

Commitments

Lender	Commitment
Citibank, N.A.	$150,000,000

Total	$150,000,000

THE SHERWIN-WILLIAMS COMPANY

Amendment No. 2 to Credit Agreement

Schedule 2.01